Exhibit 99.2

Pro-Pharmaceuticals Changes Company Name

to Galectin Therapeutics

New Name Highlights Company’s Scientific Expertise in Galectins Applied to the

Treatment of Serious Diseases Such as Fibrosis and Cancer

Newton, MA – May 26, 2011 – Pro-Pharmaceuticals, Inc. (OTC BB: PRWP) today announced that it has changed its name to Galectin Therapeutics Inc. to more accurately reflect the Company’s core expertise in galectin science and its leading platform for the creation of galectin inhibitors to treat serious diseases including fibrosis and cancer. The name change was implemented by Galectin’s Board of Directors pursuant to authorization by the Company’s shareholders in a vote recorded at the Annual Stockholders Meeting on May 26, 2011. Galectin Therapeutics’ stock will continue to trade under the symbol “PRWP” but the Company anticipates that it will begin trading under a new ticker symbol in the near future.

“Galectin proteins are critical drug targets because they play a fundamental role in the progression of a wide variety of serious diseases,” commented James Czirr, Executive Chairman. “We are naming our company Galectin Therapeutics based on the combination of our pioneering galectin science coupled with our novel carbohydrate drug discovery platform.”

“We anticipate exciting developments in each of the programs in our promising portfolio of galectin inhibitors over the near-term,” said Peter G. Traber, M.D., President and CEO. “We are enthusiastic about our liver fibrosis program which is in late pre-clinical development. The mechanism of galectin inhibition is well suited to the treatment of liver fibrosis, a critical condition with a high patient mortality, high cost to the healthcare system and no therapeutic options other than liver transplantation. In tumor immunology, a Phase 1/2 study of GM-CT-01 in combination with various tumor antigens for metastatic melanoma is planned for the third quarter of this year through our collaboration with The Ludwig Institute of Cancer Research in Belgium. Additionally, we are seeking approval for GM-CT-01 used in combination with 5-FU to treat colorectal cancer in Colombia as part of a South American commercialization effort with a decision anticipated in early 2012.”

Galectin Therapeutics Portfolio Overview

Galectin Therapeutics is focusing its galectin inhibitor development efforts in two key disease areas: fibrosis and cancer.

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Liver Fibrosis: The Company is developing galectin inhibitors to treat liver fibrosis, the end-stage of cirrhosis, caused by a variety of serious conditions. Liver fibrosis is a disease with no current treatment options except liver transplantation. Galectin Therapeutics candidates have demonstrated the ability to arrest and reverse liver fibrosis in pre-clinical studies.

Galectin Therapeutic’s efforts in cancer encompass two distinct programs, cancer chemotherapy and cancer immunotherapy:

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Cancer Immunotherapy: The Ludwig institute is planning a Phase 1/2 trail of GM-CT-01 for patients with advanced metastatic melanoma. Patients will receive a tumor-specific peptide vaccination combined with systemic and intra-tumor GM-CT-01.

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Cancer Chemotherapy: The Company is currently pursuing marketing approval in Colombia for the use of GM-CT-01 (formerly known as DAVANAT) in combination with 5-FU for metastatic colorectal cancer. GM-CT-01 will be commercialized by Galectin Therapeutic’s partner, Pro-Caps, pending regulatory approval in Colombia. Further development and commercialization of GM-CT-01 is dependent on the outcome of approval and marketing efforts in South America and the design of clinical trials in the United States.

Forward Looking Statements

This press release contains, in addition to historical information, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or future financial performance, and use words such as “may,” “estimate,” “could,” “expect” and others. They are based on our current expectations and are subject to factors and uncertainties which could cause actual results to differ materially from those described in the statements. Factors that could cause our actual performance to differ materially from those discussed in the forward-looking statements include, among others: incurrence of operating losses since our inception, uncertainty as to adequate financing of our operations, extensive and costly regulatory oversight that could restrict or prevent product commercialization, inability to achieve commercial product acceptance, inability to protect our intellectual property, dependence on strategic partnerships, product competition, and others stated in risk factors contained in our SEC filings. We cannot assure that we have identified all risks or that others may emerge which we do not anticipate. You should not place undue reliance on forward-looking statements. Although subsequent events may cause our views to change, we disclaim any obligation to update forward-looking statements.

About Galectin Therapeutics

Galectin Therapeutics is developing promising carbohydrate-based therapies for fibrotic liver disease and cancer based on the company’s unique understanding of galectin proteins, key mediators of biologic function. We are leveraging extensive scientific and development expertise as well as established relationships with external sources to achieve cost effective and efficient development. We are pursuing a clear development pathway to clinical enhancement and commercialization for our lead compounds in liver fibrosis and cancer. Additional information is available at www.galectintherapeutics.com

Contact

Anthony D. Squeglia

Chief Financial Officer

617.559.0033

squeglia@galectintherapeutics.com.